                     THIS PROXY IS SOLICITED ON BEHALF OF
                   THE BOARD OF DIRECTORS OF TELEVIDEO, INC.

                     2000 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned Stockholder of TeleVideo, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated February 28, 2000, and Annual Report to Stockholders for the year ended October 31, 1999, and hereby appoints James Wheat and Julia Zhang, and each of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on April 18, 2000 at 9:30 a.m., California Time, at the Embassy Suites Milpitas, 901 East Calaveras Boulevard, Milpitas, California 95035, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock to which the undersigned would be entitled, if then and there personally present, on the matter set forth below:

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING.

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                                                                  SEE REVERSE
                                                                      SIDE
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    PLEASE MARK YOUR
/X/ VOTES AS IN THIS
    EXAMPLE USING
    DARK INK ONLY.

                               FOR ALL nominees listed     WITHHOLD AUTHORITY
                               below (EXCEPT as marked  to vote for ALL nominees
                               to the contrary below).        listed below.
1.ELECTION OF DIRECTORS
(Instruction: To WITHHOLD             /   /                       /   /
the authority to vote for any
individual nominee, strike a
line through that nominee's
name in the list below.)
Name of Nominee:
                 Dr. K. Philip Hwang
                     Woo K. Kim
                  Robert E. Larson
                    Jun Keun Yum



2. PROPOSAL TO ADOPT THE 2000 INCENTIVE STOCK OPTION PLAN

                       FOR        ABSTAIN        AGAINST

                      /   /        /   /          /   /


3. PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS
   INDEPENDENT AUDITORS FOR THE YEAR ENDED OCTOBER 31, 2000

                       FOR        ABSTAIN        AGAINST

                      /   /        /   /          /   /


4. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorneys-in-fact hereunder.

(This proxy should be marked, dated, signed by the stockholder(s) exactly as his name appears hereon and returned promptly in the enclosed envelope. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such. If shares are held by joint tenants or as community property, both should sign.)

WHETHER OR NOT YOU PLAN TO THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.

Dated _________________________________________________________________, 2000

Signature ___________________________________________________________________

Signature ___________________________________________________________________